Exhibit 5.1

June 2, 2017

U.S. Concrete, Inc.

331 North Main Street

Euless, Texas 76039

Re:	U.S. Concrete, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to U.S. Concrete, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) up to $200,000,000.00 aggregate principal amount of 6.375% Senior Notes due 2024 (the “Exchange Notes”) of the Company to be issued under an Indenture, dated as of June 7, 2016 (the “Base Indenture”), among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that Supplemental Indenture No. 1, dated as of October 12, 2016 (the “First Supplemental Indenture”), among the Company, the subsidiary guarantors party thereto, and the Trustee, and as further supplemented by that Supplemental Indenture No. 2, dated as of January 9, 2017 (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), among the Company, the subsidiary guarantors named therein as specified on Schedule I hereto (the “Guarantors”), and the Trustee, pursuant to an exchange offer (the “Exchange Offer”) by the Company described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 6.375% Senior Notes due 2024 (the “2017 Notes”) previously issued under the Indenture and (ii) the guarantees by the Guarantors (the “Guarantees”) of the Exchange Notes pursuant to the Indenture. For purposes of this letter, “Covered Guarantors” means the Guarantors specified on Schedule II hereto. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate, company and partnership records of the Company and Covered Guarantors and other certificates and documents of officials of the Company and the Covered Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, that the Exchange Notes will conform to the specimen thereof we have reviewed and that the Exchange Notes will be duly authenticated in accordance with the terms of the Indenture.

U.S. Concrete, Inc. June 2, 2017 Page 2

We have also assumed the existence and entity power to execute and deliver the Indenture of, and the due authorization, execution, issuance and delivery of the Indenture by, each of the parties thereto other than the Company and the Covered Guarantors, and authentication of the 2017 Notes by the Trustee and that the Indenture is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Covered Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Notes have been duly executed by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture, and issued and delivered by or on behalf of the Company in accordance with the terms of the Indenture against receipt of 2017 Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Notes will be valid and binding obligations of the Company, and (ii) the Guarantees of the Guarantors will be valid and binding obligations of the Guarantors.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the Texas Business Organizations Code, (iii) the Delaware General Corporation Law and the Delaware Limited Liability Company Act, (iv) the California Corporations Code and the California Revised Uniform Limited Liability Company Act (which is included in the California Corporations Code) of the State of California, and (v) the District of Columbia Business Organizations Code, which is Chapter 1 of Title 29 of the District of Columbia Code.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution; and (iv) laws governing the waiver of stay, extension or usury laws.

U.S. Concrete, Inc. June 2, 2017 Page 3

C.	This opinion letter is limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company, the Guarantors or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP

Schedule I

Guarantors

Name of Guarantor	State of Jurisdiction	Type of Entity
160 East 22nd Terminal LLC	New Jersey	Limited Liability Company
Aggregate & Concrete Testing, LLC	New York	Limited Liability Company
Alberta Investments, Inc.	Texas	Corporation
Alliance Haulers, Inc.	Texas	Corporation
American Concrete Products, Inc.	California	Corporation
Atlas Redi-Mix, LLC	Texas	Limited Liability Company
Atlas-Tuck Concrete, Inc.	Oklahoma	Corporation
Beall Concrete Enterprises, LLC	Texas	Limited Liability Company
Beall Industries, Inc.	Texas	Corporation
Beall Investment Corporation, Inc.	Delaware	Corporation
Beall Management, Inc.	Texas	Corporation
Bode Concrete LLC	California	Limited Liability Company
Bode Gravel Co.	California	Corporation
Breckenridge Ready Mix, Inc.	Texas	Corporation
Central Concrete Supply Co., Inc.	California	Corporation
Central Precast Concrete, Inc.	California	Corporation
Colonial Concrete Co.	New Jersey	Corporation
Concrete XXXIV Acquisition, Inc.	Delaware	Corporation
Concrete XXXV Acquisition, Inc.	Delaware	Corporation
Concrete XXXVI Acquisition, Inc.	Delaware	Corporation
Custom-Crete, LLC	Texas	Limited Liability Company
Custom-Crete Redi-Mix, LLC	Texas	Limited Liability Company
Eastern Concrete Materials, Inc.	New Jersey	Corporation
Ferrara Bros., LLC	Delaware	Limited Liability Company
Ferrara West LLC	New Jersey	Limited Liability Company
Hamburg Quarry Limited Liability Company	New Jersey	Limited Liability Company
Ingram Concrete, LLC	Texas	Limited Liability Company
Kurtz Gravel Company	Michigan	Corporation
Local Concrete Supply & Equipment, LLC	Delaware	Limited Liability Company
Master Mix, LLC	Delaware	Limited Liability Company
Master Mix Concrete, LLC	New Jersey	Limited Liability Company
MG, LLC	Maryland	Limited Liability Company
New York Sand & Stone, LLC	New York	Limited Liability Company
NYC Concrete Materials, LLC	Delaware	Limited Liability Company
Outrigger, LLC	Delaware	Limited Liability Company
Pebble Lane Associates, LLC	Delaware	Limited Liability Company

Premco Organization, Inc.	New Jersey	Corporation
Redi-Mix Concrete, LP	Texas	Limited Partnership
Redi-Mix, GP LLC	Texas	Limited Liability Company
Redi-Mix, LLC	Texas	Limited Liability Company
Right Away Redy Mix Incorporated	California	Corporation
Rock Transport, Inc.	California	Corporation
San Diego Precast Concrete, Inc.	Delaware	Corporation
Sierra Precast, Inc.	California	Corporation
Smith Pre-Cast, Inc.	Delaware	Corporation
Superior Concrete Materials, Inc.	District of Columbia	Corporation
Titan Concrete Industries, Inc.	Delaware	Corporation
USC Atlantic, Inc.	Delaware	Corporation
USC-Jenna, LLC	Delaware	Limited Liability Company
USC-Kings, LLC	Delaware	Limited Liability Company
USC Management Co., LLC	Delaware	Limited Liability Company
USC-NYCON, LLC	Delaware	Limited Liability Company
USC Payroll, Inc.	Delaware	Corporation
USC Technologies, Inc.	Delaware	Corporation
U.S. Concrete On-Site, Inc.	Delaware	Corporation
U.S. Concrete Texas Holdings, Inc.	Delaware	Corporation
Valente Equipment Leasing Corp.	New York	Corporation
Yardarm, LLC	Delaware	Limited Liability Company

Schedule II

Covered Guarantors

Name of Covered Guarantor	State of Jurisdiction	Type of Entity
Aggregate & Concrete Testing, LLC	New York	Limited Liability Company
Alberta Investments, Inc.	Texas	Corporation
Alliance Haulers, Inc.	Texas	Corporation
American Concrete Products, Inc.	California	Corporation
Atlas Redi-Mix, LLC	Texas	Limited Liability Company
Beall Concrete Enterprises, LLC	Texas	Limited Liability Company
Beall Industries, Inc.	Texas	Corporation
Beall Investment Corporation, Inc.	Delaware	Corporation
Beall Management, Inc.	Texas	Corporation
Bode Concrete LLC	California	Limited Liability Company
Bode Gravel Co.	California	Corporation
Breckenridge Ready Mix, Inc.	Texas	Corporation
Central Concrete Supply Co., Inc.	California	Corporation
Central Precast Concrete, Inc.	California	Corporation
Concrete XXXIV Acquisition, Inc.	Delaware	Corporation
Concrete XXXV Acquisition, Inc.	Delaware	Corporation
Concrete XXXVI Acquisition, Inc.	Delaware	Corporation
Custom-Crete, LLC	Texas	Limited Liability Company
Custom-Crete Redi-Mix, LLC	Texas	Limited Liability Company
Ferrara Bros., LLC	Delaware	Limited Liability Company
Ingram Concrete, LLC	Texas	Limited Liability Company
Local Concrete Supply & Equipment, LLC	Delaware	Limited Liability Company
Master Mix, LLC	Delaware	Limited Liability Company
New York Sand & Stone, LLC	New York	Limited Liability Company
NYC Concrete Materials, LLC	Delaware	Limited Liability Company
Outrigger, LLC	Delaware	Limited Liability Company
Pebble Lane Associates, LLC	Delaware	Limited Liability Company
Redi-Mix Concrete, LP	Texas	Limited Partnership
Redi-Mix, GP LLC	Texas	Limited Liability Company
Redi-Mix, LLC	Texas	Limited Liability Company
Right Away Redy Mix Incorporated	California	Corporation
Rock Transport, Inc.	California	Corporation
San Diego Precast Concrete, Inc.	Delaware	Corporation
Sierra Precast, Inc.	California	Corporation
Smith Pre-Cast, Inc.	Delaware	Corporation
Superior Concrete Materials, Inc.	Washington, DC	Corporation
Titan Concrete Industries, Inc.	Delaware	Corporation
USC Atlantic, Inc.	Delaware	Corporation
USC-Jenna, LLC	Delaware	Limited Liability Company

USC-Kings, LLC	Delaware	Limited Liability Company
USC Management Co., LLC	Delaware	Limited Liability Company
USC-Nycon, LLC	Delaware	Limited Liability Company
USC Payroll, Inc.	Delaware	Corporation
USC Technologies, Inc.	Delaware	Corporation
U.S. Concrete On-Site, Inc.	Delaware	Corporation
U.S. Concrete Texas Holdings, Inc.	Delaware	Corporation
Valente Equipment Leasing Corp.	New York	Corporation
Yardarm, LLC	Delaware	Limited Liability Company